UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 17, 2012

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

New York Mortgage Trust, Inc. (the “Company”) is filing this Form 8−K/A as Amendment No. 1 to its Current Report on Form 8−K (the “Form 8−K”) that was filed with the Securities and Exchange Commission on May 21, 2012 to update the Form 8−K to correct a filing error regarding the expiration of the term of the Company’s elected directors.  All other information set forth under Item 5.07 of the Form 8-K remains unchanged.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

2012 Annual Meeting of Stockholders

New York Mortgage Trust, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) at the offices of Hunton & Williams LLP in New York, New York, on Thursday, May 17, 2012.  The proposals considered and approved by stockholders at the 2012 Annual Meeting were the following:

•	the election of five directors to the board of directors; and
•	the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Election of Directors

Each of the individuals listed below was duly elected as a director of the Company to serve until the 2013 Annual Meeting of Stockholders or until his successor is duly elected and qualified.  Set forth below are the results of the vote for the election of directors:

Name	Votes For	Votes Withheld
David R. Bock	4,704,019	60,270
Douglas E. Neal	4,689,779	74,510
Alan L. Hainey	4,712,219	52,070
Steven R. Mumma	4,645,365	118,924
Steven G. Norcutt	4,709,093	55,196

In addition, there were 7,540,926 broker non-votes associated with the election of the directors.

Appointment of Independent Registered Public Accounting Firm

A proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2012 was also presented at the 2012 Annual Meeting.  Set forth below are the results of the vote for the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor:

Votes For	Votes Against	Abstentions
12,195,785	69,579	39,887

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: May 22, 2012	By:	/s/ Fredric S. Starker
Fredric S. Starker
Chief Financial Officer